EXHIBIT 5.1


                       [FMC Technologies, Inc. Letterhead]


June 14, 2001


FMC Technologies, Inc.
200 East Randolph Drive
Chicago, Illinois 60601


Ladies and Gentlemen:

            Reference is made to the Registration Statement on Form S-8 being filed by FMC Technologies, Inc. (the "Company") with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to the registration of shares of the Company's Common Stock, $0.01 par value (the "Common Stock"), and its Preferred Share Purchase Rights (the "Rights") issuable under the FMC Technologies, Inc. Incentive Compensation and Stock Plan (the "Plan"). As used in this opinion, the term "Share" means a share of the Common Stock together with the associated Right. As Deputy General Counsel for the Company, I am of the opinion that:

            1. The Company is a validly organized and existing corporation under the laws of the State of Delaware.

            2. All necessary corporate action has been duly taken to authorize the establishment of the Plan.

            3. Upon delivery of the Shares to participants in the Plan in accordance with, and pursuant to the terms of, the Plan, such Shares will be legally issued, fully paid and nonassessable Shares.

            I am a member of the Bar of the State of Illinois, and I have not considered, and I express no opinion as to, the laws of any jurisdiction other than the laws of the United States of America, the State of Illinois and the General Corporation Law of the State of Delaware.

            I hereby consent to the filing of this opinion with the Securities and Exchange Commission in connection with the filing of the Registration Statement referred to above. In giving such consent, I do not hereby admit that I am in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.


                                    Very truly yours,

                                    /s/ Steven H. Shapiro
                                    ------------------------------
                                    Steven H. Shapiro
                                    Vice President, Secretary and
                                    Deputy General Counsel